Exhibit 99.1

Contact:	Timothy R. Yost	2000 Pennsylvania Avenue, N.W.
	Chief Financial Officer	Suite 6000
	(202) 777-5455	Washington, D.C. 20006
	heroldl@executiveboard.com	www.executiveboard.com

THE CORPORATE EXECUTIVE BOARD REPORTS FOURTH QUARTER EARNINGS OF $0.32 PER
DILUTED SHARE ON 32.2% GROWTH IN REVENUES

CEB DECLARES QUARTERLY CASH DIVIDEND

WASHINGTON, D.C. (February 3, 2004) — The Corporate Executive Board Company (CEB) (Nasdaq/NM: EXBD) today announced financial results for the fourth quarter and year ended December 31, 2003. For the quarter, revenues were $58.8 million up 32.2% from $44.5 million for the fourth quarter of 2002. Net income increased 49.8% to $12.4 million from $8.2 million. Earnings per diluted share for the fourth quarter increased 45.5% to $0.32 from $0.22 for the fourth quarter of 2002.

Revenues for 2003 increased 29.5% to $210.2 million from $162.4 million for 2002. During 2003, the Office of Tax and Revenue of the District of Columbia accepted CEB’s certification that it is a Qualified High Technology Company (QHTC). This acceptance provides the Company various tax benefits, including a reduction in the Company’s statutory income tax rate. The lower statutory income tax rate resulted in a non-cash income tax charge of $8.2 million to write-down the value of the Company’s deferred tax assets. As a result of this non-cash income tax charge of $8.2 million, net income for 2003 increased only 20.6% to $35.7 million from $29.6 million. Earnings per diluted share for 2003 were $0.93, up 17.7% from $0.79 for 2002. Pro forma net income for 2003 increased 46.2% to $43.9 million from $30.0 million. Pro forma earnings per diluted share for 2003 were $1.14, up 42.5% from $0.80 for 2002. The pro forma disclosures above exclude the non-cash income tax charge of $8.2 million recorded within the provision for income taxes for the effects of CEB’s QHTC qualification for 2003 and exclude stock option and related expenses for 2002. A reconciliation of CEB’s reported and pro forma results is set forth in the notes to the Financial Highlights and Other Operating Statistics section below. The Washington, D.C. tax benefits available to the Company as a QHTC are discussed more fully in CEB’s filings with the Securities and Exchange Commission, including its 2002 annual report on Form 10-K, as amended, and quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2003.

Jay McGonigle, Chairman and CEO of the Corporate Executive Board commented, “We are very pleased with our performance for the fourth quarter and for the full year 2003. We achieved our stated goals for both top and bottom line growth, and experienced strong performance across our membership programs. The key sources of growth were all in line with, or slightly better than our stated target ranges. The client renewal rate for 2003 was 90%, and the CEB membership network grew to 2,143 companies. In the fourth quarter of 2003, we added new client companies including: Dresdner Bank, Foot Locker, Google, IKEA International, Imperial Tobacco, InterActiveCorp, and Weight Watchers International. Our cross-selling efforts into the existing client base drove the cross-sell ratio – the average number of subscriptions per member institution – to 2.99 from 2.72 at the start of the year. Cross-sales, combined with average price increases of 5.8%, helped to drive average contract value per institution to $106,341.

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EXBD Announces Fourth-Quarter Results

February 3, 2004

“Our continued performance, high degree of revenue visibility, and strong cash balance, enable us today to announce a quarterly cash dividend of $0.075 per share. The dividend is payable on March 31, 2004 to stockholders of record at the close of business on March 10, 2004. CEB generates more cash than we require to grow the business – even at 25% annual top-line growth – and we believe this dividend complements our share repurchase strategy and further illustrates our commitment to return excess cash to shareholders in a tax-efficient manner.

“Today, we are also pleased to announce our first new product launch of 2004: the “Controllers’ Leadership Roundtable”. The Controllers’ Leadership Roundtable represents the next logical product extension within our strong Finance Practice. The program’s inaugural research agenda will focus on best practices in implementing Sarbanes-Oxley control requirements, reacting to changes in accounting treatment, and complying with Regulation FD. As is typical of our new programs, the Controllers’ program has benefited enormously from advice and guidance from our charter members, including senior finance executives from Cargill, Caterpillar, Nationwide, Procter & Gamble, US Bancorp, and Wal-Mart. The Controllers’ Leadership Roundtable is the first of our planned 4 to 5 new program launches for 2004, and brings our total number of membership programs today to twenty-seven.”

McGonigle continued, “CEB continues to deliver high quality best-practices research, executive education, and unbiased decision-support – all through a very cost-effective model. And our expanding network of companies and senior executives around the world, 27 research programs serving the large corporation, and close connection with our member executives’ most urgent problems and important strategic decisions make the CEB value proposition ever-more compelling. With our high degree of revenue visibility, ample room to cross-sell, and scalable cost structure, we believe that the CEB is well positioned to continue our record of consistent, profitable growth.”

Share Repurchase

During the year ended December 31, 2003, the Company repurchased 552,007 shares of its common stock at a total cost of approximately $19.6 million. Repurchases will continue to be made in open market and privately negotiated transactions subject to market conditions. No minimum number of shares has been fixed. The Company is funding its share repurchases with cash on hand and cash generated from operations.

Outlook for 2004

The following statements summarize the Company’s guidance for 2004.

The Company is comfortable with a target for annual growth in revenues of a minimum of 25% and a quarterly revenue distribution approximating the actual distribution last year (in millions):

	Q1	Q2	Q3	Q4	Total
Calendar 2004	$60.5	$63.8	$66.8	$71.9	$263.0

The Company remains comfortable with continued modest expansion within the annual operating margin target range of 25 – 30%. As in the past, the operating margin may fluctuate on a quarterly basis.

For 2004, the Company expects interest income of approximately $10 million, an effective income tax rate of approximately 32.5%, and diluted weighted shares outstanding of approximately 40.5 – 41.0 million. The Company’s guidance on earnings per diluted share for 2004 is $1.37 with a quarterly distribution as follows:

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EXBD Announces Fourth-Quarter Results

February 3, 2004

	Q1	Q2	Q3	Q4	Total
Calendar 2004	$0.29	$0.31	$0.37	$0.40	$1.37

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by the important factors, among others, set forth below and in CEB’s filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, changes to our effective income tax rate, our dependence on renewals of our membership-based services, our inability to know in advance if new products will be successful, difficulties we may experience in anticipating market trends, our need to attract and retain a significant number of highly skilled employees, restrictions on selling our products and services to the health care industry, continued consolidation in the financial institutions industry, which may limit our business with such companies, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to litigation related to our content, our potential exposure to loss of revenue resulting from our unconditional service guarantee, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, whether the Washington, D.C. Office of Tax and Revenue withdrawals our QHTC status and possible volatility of our stock price. These factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of CEB’s filings with the Securities and Exchange Commission, including, but not limited to, its 2002 annual report on Form 10-K, as amended, and quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2003. The forward-looking statements in this press release are made as of February 3, 2004 and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

The Corporate Executive Board Company is a leading provider of best practices research and analysis focusing on corporate strategy, operations and general management issues. CEB provides its integrated set of services currently to more than 2,000 of the world’s largest and most prestigious corporations, including over 70% of the Fortune 500. These services are provided primarily on an annual subscription basis and include best practices research studies, executive education seminars, customized research briefs and Web-based access to a library of over 225,000 corporate best practices.

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EXBD Announces Fourth-Quarter Results

February 3, 2004

THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights and Other Operating Statistics
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2003	2002	2003	2002
Financial Highlights
Revenues	$58,831	$44,512	$210,211	$162,357
Net income	$12,352	$8,244	$35,688	$29,601
Basic earnings per share	$0.33	$0.22	$0.96	$0.81
Diluted earnings per share	$0.32	$0.22	$0.93	$0.79
Weighted average shares outstanding:
Basic	37,280	37,167	37,296	36,722
Diluted	38,993	37,854	38,577	37,671

Pro forma net income (1)	$12,352	$8,244	$43,880	$30,011
Pro forma diluted earnings per share (1)	$0.32	$0.22	$1.14	$0.80

(1) Reconciliation of GAAP to pro forma net income and pro forma diluted earnings per share:

Net income, as reported	$12,352	$8,244	$35,688	$29,601
Non-cash charge to value deferred tax assets, net, at new statutory Washington, D.C. rate of 0.0%, net of tax credits	—	—	8,192	—
Stock option and related expenses, net of tax	—	—	—	410

Pro forma net income	$12,352	$8,244	$43,880	$30,011

Diluted earnings per share, as reported	$0.32	$0.22	$0.93	$0.79
Non-cash charge to value deferred tax assets, net, at new statutory Washington, DC rate of 0.0%, net of tax credits	—	—	0.21	—
Stock option and related expenses, net of tax	—	—	—	0.01

Pro forma diluted earnings per share	$0.32	$0.22	$1.14	$0.80

The Company believes its calculation of pro forma net income and pro forma diluted earnings per share provides additional information about CEB’s ongoing operating performance and provides additional information to compare to prior periods. The Company has discontinued reporting pro forma results for the impact of Stock option and related expenses as of the first quarter 2003. Pro forma financial results should not be considered as measures of financial performance under accounting principles generally accepted in the United States, and the items excluded from them are significant components in understanding and assessing financial performance. Because pro forma financial results are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.

	Year Ended December 31,
	2003	2002
Other Operating Statistics:
Contract value (in thousands)	$227,913	$176,533
Average subscription price	$35,534	$33,581
Membership programs	26	22
Member institutions	2,143	1,930
Total membership subscriptions	6,414	5,257
Average subscriptions per member institution	2.99	2.72
Client renewal rate	90%	90%

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EXBD Announces Fourth-Quarter Results

February 3, 2004

THE CORPORATE EXECUTIVE BOARD COMPANY
Operating Statistic and Financial Highlights
(in thousands, except per share data)

		Three Months Ended			Year Ended
	Selected Growth	December 31,		Selected Growth	December 31,
	Rates	2003	2002	Rates	2003	2002
Operating Statistic

Contract value (1) (at period end)	29.1%	$227,913	$176,533

Financial Highlights
Revenues	32.2%	$58,831	$44,512	29.5%	$210,211	$162,357
Cost of services		19,594	15,488		70,974	56,147

Gross profit		39,237	29,024		139,237	106,210

Member relations and marketing		15,574	11,546		55,301	40,768
General and administrative		5,843	4,278		21,632	17,493
Depreciation		1,672	1,468		5,764	5,456
Stock option and related expenses		1	—		114	668

Income from operations	37.6%	16,147	11,732	34.9%	56,426	41,825

Other income, net		1,989	1,783		7,569	6,346

Income before provision for income taxes		18,136	13,515		63,995	48,171
Provision for income taxes		5,784	5,271		28,307	18,570

Net income	49.8%	$12,352	$8,244	20.6%	$35,688	$29,601

Basic earnings per share		$0.33	$0.22		$0.96	$0.81
Diluted earnings per share	45.5%	$0.32	$0.22	17.7%	$0.93	$0.79

Weighted average shares outstanding
Basic		37,280	37,167		37,296	36,722
Diluted		38,993	37,854		38,577	37,671

Pro forma net income	49.8%	$12,352	$8,244	46.2%	$43,880	$30,011
Pro forma diluted earnings per share	45.5%	$0.32	$0.22	42.5%	$1.14	$0.80

Percentages of Revenues
Gross profit		66.7%	65.2%		66.2%	65.4%
Member relations and marketing		26.5%	25.9%		26.3%	25.1%
General and administrative		9.9%	9.6%		10.3%	10.8%

(1) We define “Contract value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

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EXBD Announces Fourth-Quarter Results

February 3, 2004

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2003	2002
Assets

Current assets:
Cash and cash equivalents	$118,568	$71,346
Marketable securities	11,859	17,030
Membership fees receivable, net	63,160	50,356
Deferred income taxes, net	30,972	28,806
Deferred incentive compensation	7,332	4,974
Prepaid expenses and other current assets	5,933	3,668

Total current assets	237,824	176,180

Deferred income taxes, net	6,701	30,920
Marketable securities	163,492	137,565
Property and equipment, net	15,465	14,916

Total assets	$423,482	$359,581

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and accrued liabilities	$12,480	$12,549
Accrued incentive compensation	11,072	9,660
Deferred revenues	154,844	121,415

Total current liabilities	178,396	143,624

Other liabilities	3,093	2,600

Total liabilities	181,489	146,224

Total stockholders’ equity	241,993	213,357

Total liabilities and stockholders’ equity	$423,482	$359,581

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EXBD Announces Fourth-Quarter Results

February 3, 2004

THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$35,688	$29,601
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	5,764	5,456
Deferred income taxes	27,171	18,349
Amortization of marketable securities premiums, net	2,185	1,506
Changes in operating assets and liabilities:
Membership fees receivable, net	(12,804)	(8,345)
Deferred incentive compensation	(2,358)	(758)
Prepaid expenses and other current assets	(2,265)	(626)
Accounts payable and accrued liabilities	730	1,866
Accrued incentive compensation	1,412	3,273
Deferred revenues	33,429	26,732
Other liabilities	493	819

Net cash flows provided by operating activities	89,445	77,873

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(6,313)	(3,112)
Purchase of marketable securities	(71,440)	(116,738)
Sales and maturities of marketable securities	46,104	51,564

Net cash flows used in investing activities	(31,649)	(68,286)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	8,292	12,835
Proceeds from issuance of common stock under the employee stock purchase plan	754	653
Purchase of treasury shares	(19,620)	—
Reimbursement of common stock offering costs	175	300
Payment of common stock offering costs	(175)	(300)

Net cash flows provided by (used in) financing activities	(10,574)	13,488

NET INCREASE IN CASH AND CASH EQUIVALENTS	47,222	23,075
Cash and cash equivalents, beginning of period	71,346	48,271

Cash and cash equivalents, end of period	$118,568	$71,346

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